Exhibit 10.37

FEEDSTOCK PURCHASE AND SALE AGREEMENT

(with tolling agreement)

THIS FEEDSTOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of July 6, 2009 (“Effective Date”) by and among Blackhawk Biofuels, LLC, an Illinois limited liability company (“Owner”), REG Marketing & Logistics Group, LLC, an Iowa limited liability company (“Producer”) and Bunge North America, Inc., a New York corporation (“Bunge”) (each of Owner, Producer and Bunge, a “Party” and collectively, the “Parties”).

RECITALS

A. Producer has and will enter into one or more toll processing agreements (collectively, “Tolling Agreement”) with Owner for the processing of biodiesel at Owner’s biodiesel production facility located in the City of Danville, Vermilion County, Illinois (the “Facility”).

B. Bunge, Renewable Energy Group, Inc. and Producer are parties to that certain Master Service Agreement dated May 8, 2009 (the “REG Master Agreement”).

B. Producer desires to engage Bunge to purchase supplies of corn oil, animal fat or other products as feedstock (“Feedstock”) for resale to Producer for biodiesel production at the Facility in accordance with the terms set forth in this Agreement.

C. The Parties desire to purchase and sell Feedstock in accordance with the fees, payment, delivery and other terms set forth in this Agreement.

AGREEMENT

Now, therefore, the Parties agree as follows:

1. Feedstock Purchase and Resale.

1.1 Feedstock Transactions. Subject to the terms of this Agreement, Bunge will purchase Feedstock from Feedstock suppliers for resale to Producer, and Producer will purchase from Bunge such Feedstock during the Term (as hereinafter defined) (the “Services”). Notwithstanding anything contained herein to the contrary, Bunge shall have no liability to Owner for any obligations of Producer under the Tolling Agreement.

1.2 Sole Provider of Services. Subject to the terms of this Agreement, Producer agrees during the Term to use Bunge as the sole provider of the Services described in this Agreement and not to engage any other third party to provide such Services. Notwithstanding the foregoing sentence, Producer shall be allowed to purchase Feedstock directly from the actual producer of Feedstock on Producer’s own behalf; provided, Producer may only use internally generated funds of Renewable Energy Group, Inc. (“REG”) or an Affiliate of REG or funds obtained from REG’s or an REG Affiliate’s senior secured credit facilities in connection with such transactions.

2. Feedstock Procurement.

2.1 Location of Feedstock Transactions.

(a) Producer and/or Producer’s Affiliates shall be responsible for locating and negotiating the terms of transactions with Feedstock suppliers (including price and terms of sale) (each a “Feedstock Transaction”). No Feedstock supplier shall be an Affiliate of Producer or Renewable Energy Group, Inc. without the prior consent of Bunge. Producer shall consult with Bunge periodically with respect to such activities and shall consult with Bunge with respect to the terms of and negotiations with respect to such transactions. Producer or Producer’s Affiliate may present to Bunge any such Feedstock Transaction that is acceptable to Producer and all accompanying information relating to such Feedstock Transaction to allow Bunge to evaluate the Feedstock Transaction. Upon presentation of any Feedstock Transaction to Bunge, Bunge will have a period of up to 24 hours to review the Feedstock Transaction and determine whether it will agree to enter into such Feedstock Transaction. Bunge’s determination as to whether it will agree to enter into any Feedstock Transaction or decline to enter into a Feedstock Transaction shall be in Bunge’s sole and absolute discretion and, except as expressly provided in Section 6, Bunge shall have no liability to Producer or Owner with respect to such determination. If Bunge has declined to enter into such Feedstock Transaction, then such Feedstock Transaction shall not be subject to the terms of this Agreement.

(b) All Feedstock which Producer purchases on its own behalf shall be stored separately from any Bunge-Owned Volumes (as that term is hereinafter defined) so that Bunge-Owned Volumes are and at all times remain readily identifiable and fully distinguishable from any other Feedstock stored at the Facility and neither Producer nor Owner shall commingle any other Feedstock with any Bunge-Owned Volumes. Any violation of the immediately preceding sentence shall be deemed to be a material breach of this Agreement. Owner hereby grants Bunge and its agents the non-exclusive right, privilege, right of way and easement for the purpose of access, ingress and egress by trucks and other vehicles in a manner and at times reasonably necessary and convenient for Bunge to inspect any and all Feedstock stored at the Facility to ensure there is no commingling and that the Bunge-Owned Volumes are and at all times remain readily identifiable and fully distinguishable from any and all other Feedstock stored at the Facility.

2.2 Production Estimates. At least 30 days before the beginning of each calendar month during the Term, Producer will deliver to Bunge a written estimate of its anticipated Feedstock requirements and biodiesel production volumes for the Facility for the 90 day period beginning on the first day of such month.

2.3 Resale of Feedstock.

(a) Contracting and Sales Confirmations. If Bunge accepts a Feedstock Transaction pursuant to Section 2.1, Bunge will execute in its own name and on its own behalf a sales contract for the purchase of the Feedstock (each, a “Contract”) from the applicable feedstock supplier upon the terms presented by Producer to Bunge. Effective as of 1:15 pm Central Time on each business day during the Term, Producer and Bunge shall enter into a sales confirmation evidencing the sale by Bunge to Producer of all Feedstock (“Contracted Feedstock Volume”) covered by any Contract that Bunge has entered into since 1:16 pm Central Time on the most recent preceding business day. Each such sales confirmation shall be in the form attached hereto as Exhibit B (each, a “Sales Confirmation”) and shall set the applicable per pound sale price (each, a “Confirmed Sale Price”) equal to the price set forth in the applicable Contract. Producer shall bear any freight or other transportation costs for shipment of Feedstock to the Facility where the delivery terms are FOB supplier’s location, and any such costs shall be set forth in the Sales Confirmation. In no event with Bunge be responsible for any freight or other transportation costs for shipment of Feedstock to the Facility. The cost of any demurrage for transportation of Feedstock shall be passed along by Bunge and charged to Producer. No Sales Confirmation may alter the terms of this Agreement. To the extent that the terms of a Sales Confirmation conflict with the terms of this Agreement, the terms of this Agreement shall control.

(b) Delivery Location; Shrinkage. The place of delivery for all Feedstock provided by Bunge pursuant to this Agreement will be the Facility (the “Delivery Destination”). Bunge will cause Feedstock to be delivered via truck or rail to the extent that the Delivery Destination has appropriate receiving facilities. Bunge, its agents, and the counterparties to Contracts will be given access to the Delivery Destinations in a manner and at times reasonably necessary and convenient for performance under this Agreement. The Parties acknowledge that Bunge shall cause the delivery of Feedstock to the Delivery Destination by providing for such delivery pursuant to the terms of the Contracts. Producer and not Bunge shall be responsible for and bear the cost of any differences between the volume of Feedstock purchased by Bunge pursuant to a Contract and the corresponding volume of Feedstock upon arrival at the Delivery Destination or in storage pursuant to the applicable Sales Confirmation (any such difference, “Shrinkage”). Bunge shall not be in violation of this Agreement to the extent that a feedstock supplier fails to deliver Feedstock in accordance with a Contract (unless such default was as the result of Bunge’s breach of the Contract or Bunge’s gross negligence or intentional misconduct). Upon any such default by a feedstock supplier or upon the occurrence of any Shrinkage, Bunge shall pursue any available remedy against the feedstock supplier or freight carrier for such default or Shrinkage upon request of Producer and Producer and Owner shall reimburse all costs and expenses of Bunge (including, without limitation, reasonable attorney fees) associated therewith.

(c) Unloading. Producer will direct (or Producer will cause the Owner to direct) the unloading and receiving of all Feedstock purchased hereunder. All labor and equipment necessary to unload Feedstock delivered by or on behalf of Bunge pursuant to Contracts will be supplied by Producer (or Owner) without additional charge to Bunge. Producer agrees to handle (or cause the Owner to handle) the unloading and receiving of all Feedstock in a good and workmanlike manner in accordance with Bunge’s reasonable requirements and normal industry practice. Producer will maintain or cause the Owner to maintain (at Producer’s own expense) receiving facilities at the Delivery Destination in accordance with applicable laws and regulations and in safe operating condition in accordance with normal industry standards. Producer will be responsible for any additional costs to Bunge resulting from any breach by Producer to meet its obligations set forth in this Section 2.3(c). If Producer or Owner fails to unload or receive a quantity of Feedstock that is scheduled for delivery to a Delivery Destination pursuant to a Contract or otherwise causes Bunge to be in default under the terms of a Contract (either, a “Producer Default”), Bunge will utilize commercially reasonable efforts to mitigate or remedy such Producer Default after consultation with Producer. Such efforts may include, without limitation, Bunge arranging for the storage of Feedstock by a feedstock supplier for which Producer or Owner failed to take delivery to delay the purchase of Feedstock pursuant to a Contract, directing delivery of such Feedstock to another facility or selling such Feedstock to a third party. Producer and Owner will, jointly and severally, defend, indemnify and hold Bunge harmless for, all costs, liabilities and expenses of Bunge incurred in connection with any Producer Default, including, without limitation, reasonable attorney fees, storage costs, price adjustments, rail/truck demurrage and freight costs.

(d) Receiving Agent; Title; Storage. Bunge hereby appoints Producer as its receiving agent to take delivery, on Bunge’s behalf, of all Contracted Feedstock Volumes delivered to the Delivery Destination and Producer hereby accepts such appointment. Risk of loss, and responsibility for the quality of Contracted Feedstock Volume will pass to Producer upon unloading the Contracted Feedstock Volume at the Delivery Destination, but title to Contracted Feedstock Volumes will remain in Bunge and will not pass to Producer until Producer pays the applicable Confirmed Sale Price to Bunge in accordance with Section 3.1 (prior to title passing to Producer, such unloaded Contracted Feedstock Volumes are “Bunge-Owned Volumes”). Owner and Producer will allow Bunge to store all Bunge-Owned Volumes at the applicable Delivery Destination free of additional charge to Bunge in storage containers that are segregated and committed solely to Bunge-Owned Volumes until (a) title to a Bunge-Owned Volume passes to Producer, or (b) Bunge removes a Bunge-Owned Volume from such location. Notwithstanding anything contained in this Agreement or a Sales Confirmation to the contrary, Bunge may at any time during the Term remove any or all Bunge-Owned Volumes from the Facility. Owner hereby grants Bunge and its agents the non-exclusive right, privilege, right of way and easement for the purpose of access, ingress and egress by trucks and other vehicles in a manner and at times reasonably necessary and convenient for Bunge to remove any or all Bunge-Owned Volumes, including access to rail and truck loadout equipment. Bunge shall act in a reasonably careful manner in removing such Bunge-Owned Volumes so as not to cause damage to Owner’s property. Bunge shall be entitled, but shall not be required, to post a sign or other notice reasonably acceptable to Producer to put third parties on notice that certain Contracted Feedstock Volumes are Bunge-Owned Volumes.

(e) Feedstock Specifications. Prior to unloading, Producer will have the right to inspect and reject any Feedstock delivery that does not meet the “Feedstock Specifications” set forth in Exhibit A to this Agreement; provided, that Producer may have Owner perform such inspection pursuant to the Tolling Agreement. Notwithstanding anything contained in this Agreement to the contrary, Bunge will not be responsible for any failure of Feedstock to comply with the terms of this Agreement, a Sales Confirmation or any Contract. If any Feedstock supplied under this Agreement fails to comply with the Feedstock Specifications, a Sales Confirmation or any Contract, then Producer’s exclusive remedy and recourse against Bunge (including under any Sales Confirmation) will be to exercise any remedy which Bunge may have against the feedstock producer, such as rejecting non-compliant Feedstock, on Bunge’s behalf as Bunge’s agent under the terms of any Contract (and provide Bunge with written notice of such exercise) prior to Producer unloading the Feedstock. Bunge will have no liability to Owner under the Tolling Agreement for any non-compliant Feedstock. Bunge will pursue any available remedy under a Contract against the feedstock supplier for such non-conformance with the terms of this Agreement, a Sales Confirmation or any Contract upon request of Producer and Producer shall reimburse all costs and expenses of Bunge (including, without limitation, reasonable attorney fees) associated therewith. Any failure by Producer to provide written notice of rejection as set forth in this Section 2.3(e) will be deemed an absolute and unconditional waiver of its rejection right and any claims relating to such Feedstock. At Bunge’s request, Producer will promptly deliver to Bunge a representative sample of any rejected Feedstock.

2.4 Services, Weights, and Quality.

(a) Weight Certificates. Except as contemplated by Section 2.4(b), the inbound weight certificates generated pursuant to Section 2.4(b) will determine the quantity of Feedstock for which Producer is obligated to pay pursuant to Article 3.

(b) Scales. Bunge may cause to be delivered Feedstock that may have origin official weights. In such event, Bunge will timely notify Producer and the origin official weights of such Feedstock will govern. In the event Bunge causes to be delivered Feedstock that has estimated origin weights, Producer will (or Producer will cause Owner to) determine the weight of such Feedstock delivered by Bunge to the Delivery Destination using scales at the Delivery Destination; provided, that, to the extent Owner does not have scales at a Delivery Destination to determine the weight of Feedstock delivered by rail, then such estimated weights shall govern. Owner shall maintain (at its expense) the accuracy of such scales and ensure that they are inspected and certified as required by applicable law. Upon Bunge’s request, Producer will promptly provide Bunge with copies of all scale certifications. Bunge may, at its sole expense, test the accuracy of such scales. If the scales at a Delivery Destination are unavailable or inoperable, any scales certified as required by applicable law may be used, at Producer’s sole cost and expense, until the scales at a Delivery Destination are available and operable.

2.5 Owner’s Obligations. During the Term, Owner agrees not to enter into any tolling agreement without Bunge’s prior written consent. To the extent Owner enters into any tolling agreement with a third party, Owner agrees to segregate any feedstock owned by such other third party from feedstock of Producer. Owner hereby waives any lien or security interest (statutory or otherwise) which Owner may claim or hold on any Feedstock purchased by Bunge hereunder or any Feedstock owned by REG.

3. Title to Feedstock; Price and Payment.

3.1 Producer’s Request for Feedstock. Producer shall provide Bunge with 24 hour prior written notice when Producer desires to purchase from Bunge a volume of Feedstock. Producer shall pay the applicable Confirmed Sale Price in accordance with Section 3.2 for such volume of Feedstock within such 24-hour time period but prior to removing any Bunge-Owned Volumes from storage or otherwise using Feedstock of Bunge in its operations. Title to Bunge-

Owned Volumes shall pass to Producer upon Producer’s payment of the applicable Confirmed Sale Price in full and removal of the Feedstock from shipment or storage. Neither Producer nor Owner shall have any right to remove any Bunge-Owned Volumes from storage or otherwise use Feedstock of Bunge in its operations until Producer has paid the applicable Confirmed Sale Price in full.

3.2 Payments. Interest will accrue on amounts past due at a rate per annum equal to the lesser of (a) Seven and One-Half Percent (7-1/2%) per annum over and above the LIBOR Rate (which rate shall fluctuate as and when the LIBOR Rate shall change but which rate shall not be less than Thirteen Percent (13%) per annum) and (b) the highest rate permitted by law. All amounts due to Bunge under this Agreement will be paid without setoff, counterclaim or deduction. “LIBOR Rate” means the daily average of interbank offered rates for US Dollar deposits in the London market based on quotations at major banks, as published under the heading “London Interbank Offered Rates (LIBOR)” in the “Money Rates” column of The Wall Street Journal for the one month maturity.

3.3 Tax. For purposes of personal property taxation and/or assessment or other similar taxation, if any, any tax assessed on Feedstock acquired by Bunge will be the responsibility of Producer, and at no time will Bunge be responsible for the payment of any such tax.

3.4 Additional Fees. The Parties acknowledge that fees payable with respect to the Services performed hereunder shall be paid to Bunge pursuant to the REG Master Agreement.

4. Term and Termination.

4.1 Term. The initial term of this Agreement will begin upon execution of this Agreement by both Parties and, unless earlier terminated in accordance with the terms hereof, will expire upon the third anniversary of the Effective Date. Unless earlier terminated in accordance with this Agreement, this Agreement will automatically renew for successive three-year terms thereafter unless either Party gives written notice to the other Party of its election not to renew, no later than 180 days prior to the expiration of the initial term or the then current renewal term, as applicable. The “Term” will be the total of the initial term of this Agreement and any renewal terms.

4.2 Termination Rights.

(a) Bunge may terminate this Agreement (i) immediately upon notice to Producer and Owner if Producer or Owner has breached any material representation, warranty, or obligation under this Agreement (including the failure to make any payment within 3 days of when due), (ii) at any time, with or without cause, upon at least 15 days prior written notice to Producer and Owner; provided, that if at any time the four month rolling average of production of Producer’s Biodiesel at the Facility is greater than forty percent (40%) of the nameplate capacity for such Facility (“Capacity Test”), then the requirement to provide at least 15 days prior written notice shall be extended to 45 days during the period of time that the Capacity Test is met, and/or (iii) immediately upon termination of the Tolling Agreement.

(b) Producer may terminate this Agreement immediately upon notice to Bunge if Bunge has (i) breached any material representation, warranty, or obligation under this Agreement, and (ii) failed to remedy such breach within 30 days after Producer has given notice of such breach, or if such breach cannot reasonably be cured within such 30-day period, as soon as reasonably possible, but in all events within 45 days after Producer has given notice of such breach.

(c) Producer and Owner, on the one hand as a Party, and Bunge, on the other hand as a Party, may terminate this Agreement immediately upon notice to the other Party if (i) such other Party (and with respect to Producer or Owner, either or both) files a petition for adjudication as bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law; (ii) an involuntary petition under such law is filed against such other Party (and with respect to Producer or Owner, either or both) and is not dismissed, vacated or stayed within 60 days thereafter; or (iii) such other Party (and with respect to Producer or Owner, either or both) makes an assignment of all or substantially all of its assets for the benefit of its creditors.

(d) Producer and Owner acknowledge that Bunge has additional rights to terminate this Agreement as are set forth in the REG Master Agreement.

(e) Owner may terminate this Agreement upon 10 days notice to Bunge and Producer (i) if the Tolling Agreement terminates without renewal or replacement thereof, (ii) if the Agreement and Plan of Merger by and among the Owner, Renewable Energy Group, Inc., REG Newco, Inc. and REG Danville, LLC dated May 11, 2009 (the “Merger Agreement”) terminates, and (iii) if the Closing under the Merger Agreement has not occurred by January 8, 2010.

4.3 Survival. The provisions of this Agreement which expressly or by their nature survive expiration or termination of this Agreement, including, but not limited to, Sections 3, 4, 6, 7, 11 and 12, will remain in effect after the expiration or termination of this Agreement.

5. Representations and Warranties. Producer and Owner represent and warrant to Bunge that all necessary corporate or limited liability company action, as the case may be, has been taken for the authorization, execution, delivery and performance of this Agreement; the execution, delivery and performance of this Agreement by Producer and Owner does not, and will not, violate or constitute a breach of or default under any Governmental Requirement or any indenture, contract or other instrument to which Producer or Owner, or their respective assets, are bound or to which their respective businesses are subject.

6. Limitation of Liability; General Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, BUNGE MAKES NO STATUTORY, WRITTEN, ORAL, EXPRESSED OR IMPLIED WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND CONCERNING THE SERVICES PROVIDED BY BUNGE OR ITS AFFILIATES UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER BUNGE NOR ITS AFFILIATES, NOR ANY OTHER PARTY PROVIDING SERVICES HEREUNDER (INCLUDING ANY SUBCONTRACTOR ALLOWED TO PROVIDE SERVICES BY THIS AGREEMENT), WILL BE LIABLE TO PRODUCER,

OWNER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES ARISING OUT OF, RELATING TO OR RESULTING FROM SERVICES PROVIDED UNDER THIS AGREEMENT OR THE FAILURE TO PROVIDE SERVICES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH DAMAGES ARISE OUT OF OR RESULT FROM THE GROSS NEGLIGENCE, INTENTIONAL BREACH OR WILLFUL MISCONDUCT OF BUNGE OR SUCH PARTY PROVIDING SERVICES (INCLUDING ANY SUBCONTRACTOR ALLOWED TO PROVIDE SERVICES BY THIS AGREEMENT); PROVIDED, THAT THE AGGREGATE AMOUNT OF ALL SUCH DAMAGES UNDER THIS AGREEMENT IN ANY FISCAL YEAR WILL NOT EXCEED $200,000. THE REMUNERATION TO BE PAID FOR THE SERVICES TO BE PERFORMED REFLECTS THIS LIMITATION OF LIABILITY. IN NO EVENT WILL BUNGE OR ANY OF ITS AFFILIATES OR ANY OTHER PARTY PROVIDING SERVICES HEREUNDER (INCLUDING ANY SUBCONTRACTOR ALLOWED TO PROVIDE SERVICES BY THIS AGREEMENT) BE LIABLE TO PRODUCER, OWNER OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES.

7. Remedies.

7.1 Suspend Performance. Bunge may suspend its performance under this Agreement until Producer has paid all amounts due under this Agreement if Producer fails to pay any amount within three business days after the date when such amount is due and uncured under this Agreement.

7.2 Specific Enforcement. The Parties shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without the necessity of posting any bond, it being acknowledged and agreed by the parties that the scope of the provisions of this Agreement are reasonable under the circumstances.

7.3 Rights Not Exclusive. No right, power or remedy conferred by this Agreement will be exclusive of any other right, power or remedy now or hereafter available to a Party at law, in equity, by statute or otherwise.

7.4 Rights in REG Master Agreement. The Parties acknowledge that Bunge has additional rights with respect to this Agreement as are set forth in the REG Master Agreement.

8. Force Majeure.

8.1 Definition of Force Majeure Event. Each Party is excused from performing its obligations under this Agreement to the extent that such performance is prevented by an act or event (a “Force Majeure Event”) whether or not foreseen, that: (i) is beyond the reasonable control of, and is not due to the fault or negligence of, such Party, and (ii) could not have been avoided by such Party’s exercise of due diligence, including, but not limited to, a labor controversy, strike, lockout, boycott, transportation stoppage, action of a court or public authority, fire, flood, earthquake, storm, war, civil strife, terrorist action, epidemic, or act of God; provided that a Force Majeure Event will not include economic hardship, changes in market conditions, or insufficiency of funds. Notwithstanding the foregoing sentence, a Force Majeure Event does not excuse any obligation to make any payment required by this Agreement and will not affect either Party’s right to terminate this Agreement pursuant to Section 4.2.

8.2 Conditions Regarding Force Majeure Event. A Party claiming a Force Majeure Event must: (i) use commercially reasonable efforts to cure, mitigate, or remedy the effects of its nonperformance; provided that neither Party will have any obligation hereunder to settle a strike or labor dispute; (ii) bear the burden of demonstrating its existence; and (iii) notify the other Party of the occurrence of the Force Majeure Event as quickly as reasonably possible, but no later than five business days after learning of the occurrence of the Force Majeure Event. Any Party that fails to notify the other Party of the occurrence of a Force Majeure Event as required by this Section 8.2 will forfeit its right to excuse performance of its obligations due to such Force Majeure Event. When a Party claiming a Force Majeure Event is able to resume performance of its obligations under this Agreement, it will immediately give the other Party notice to that effect and resume performance.

8.3 Third Parties; Termination. During any period that a Party claiming a Force Majeure Event is excused from performance under this Agreement, the other Party may accept performance from other parties as it may reasonably determine under the circumstances.

9. Insurance.

9.1 Other Required Coverage.

(a) Producer and Owner will maintain automobile liability insurance covering owned, hired, and non-owned vehicles against claims for bodily injury, death and property damage, with a combined single limit of not less than $1,000,000, or equivalent coverage using split limits. Such insurance will name Bunge, its parents, subsidiaries and Affiliates as additional insureds thereunder, and will be primary to any other insurance available to Bunge, its parents, subsidiaries and Affiliates as insureds or otherwise.

(b) Producer and Owner will maintain commercial general liability insurance and property casualty insurance (including, without limitation, coverage for Contractual Liability and Products/Completed Operations) against claims for bodily injury, death and property damage (including damage to Feedstock), with limits of not less than $1,000,000 for each occurrence and $1,000,000 in the General and Products/Completed Operations Aggregate. Such insurance will name Bunge, its parents, subsidiaries and Affiliates as additional insureds there under, and will be primary and non-contributory to any other insurance available to Bunge, its parents, subsidiaries and Affiliates as insureds or otherwise.

(c) An excess or umbrella liability policy with a limit of not less than $2,000,000 per occurrence and $2,000,000 aggregate. Such excess or umbrella liability policy shall follow form with the primary liability policies, and contain a drop-down provision in case of impairment of underlying limits.

(d) Notwithstanding the provisions of Section 9.1(b) and (c), Producer’s and Owner’s total coverage under both of their respective commercial general liability insurance in Section 9.1(b) and excess or umbrella liability policy in Section 9.1(c) must have combined limits together totaling $4,000,000 for each occurrence and $4,000,000 aggregate.

(e) Worker’s Compensation insurance providing statutory benefits for injury or disease in the state(s) of operation of Producer and Owner, and Employer’s Liability with limits of at least $500,000 for individual injury or disease, with an aggregate of $500,000 for disease.

9.2 Policy Requirements. All insurance policies required by this Agreement will (a) provide coverage on an “occurrence” basis; (b) provide that no cancellation or non-renewal will be effected without giving Bunge at least thirty (30) days prior written notice, except ten (10) days notice for non-payment of premium; and (c) be valid and enforceable policies issued by insurers of recognized responsibility, properly licensed in the State where the Facility is located, with an A.M. Best’s Rating of A- or better and Class VII or better. General Liability and Excess/Umbrella Liability policies will not contain a cross-liability exclusion, or an exclusion for punitive or exemplary damages where insurable under law. Prior to the Effective Date and, thereafter, within five business days of renewal, certificates and endorsements of such insurance will be delivered to Bunge as evidence of the specified insurance coverage. From time to time, upon Bunge’s request, Producer and Owner will provide Bunge, within five business days, a certified duplicate original of any policy required to be maintained hereunder. Producer and Owner will provide Bunge at least thirty (30) days prior written notice of any material change or amendment to a policy.

10. Relationship of Parties. This Agreement creates no partnership, joint venture or other joint or mutual enterprise or undertaking created hereby and neither Party, or any of such Party’s representatives, agents or employees, will be deemed to be the representative or employee of the other Party. Except as expressly provided herein or as otherwise specifically agreed in writing, neither Party will have authority to act on behalf of or bind the other Party.

11. Governing Law; Disputes.

11.1 Governing Law. This Agreement shall be governed by the laws of the state of Illinois, without regard to principles of conflicts of laws.

11.2 Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Indemnification.

12.1 Indemnification. Producer and Owner agree, jointly and severally, to indemnify, defend and hold Bunge and its officers, directors, employees and agents harmless from any Loss suffered or incurred by Bunge arising out of, or in any way relating to:

(a) any default by Producer or Owner of the terms of this Agreement;

(b) Producer’s use or possession or operations on or at, or any action or failure to act at, the Facility;

(c) any personal injury or property damage related to the use, possession, condition of, disposal of, physical contact with or exposure to any products manufactured at the Facility;

(d) injuries or alleged injuries suffered by Producer’s, Owner’s or Bunge’s employees in connection with performance under this Agreement at the Facility, whether or not under the direction of Bunge, Owner and/or the Producer; or

(e) any violation or alleged violation of this Agreement or any Governmental Requirement by Producer, unless and to the extent such Loss was directly caused by Bunge’s gross negligence, intentional breach or willful misconduct and in each case only to the extent Bunge is not otherwise compensated for such Loss by applicable insurance (to the extent actually paid).

12.2 Definitions. For purposes of this Agreement:

(a) “Governmental Requirement” means all laws, statutes, codes, ordinances and governmental rules, regulations and requirements of any governmental authority that are applicable to the Parties, the property of the Parties or activities described in or contemplated by this Agreement.

(b) “Loss” means any claim, loss, cost, expense, liability, fine, penalty, interest, payment or damage, including but not limited to reasonable attorneys’ fees, accountants’ fees and any cost and expense of litigation, negotiation, settlement or appeal

13. Notices. All notices required or permitted under this Agreement will be in writing and will be deemed given and made: (i) if by personal delivery, on the date of such delivery, (ii) if by facsimile, on the date sent (as evidenced by confirmation of transmission by the transmitting equipment), (iii) if by nationally recognized overnight courier, on the next business day following deposit, and (iv) if by certified mail, return receipt requested, postage prepaid, on the third business day following such mailing; in each case addressed to the address or facsimile number shown below for such Party, or such other address or facsimile number as such Party may give to the other Party by notice:

If to Bunge:

Bunge North America, Inc.

11720 Borman Drive

St. Louis, Missouri 63146

Attn: General Manager – Bunge Biofuels

Facsimile: (314) 292-2110

with copy to:

Bunge North America, Inc.

11720 Borman Drive

St. Louis, Missouri 63146

Attn: General Counsel

Facsimile: (314) 292-2521

If to Producer:

REG Marketing & Logistics Group, LLC

c/o Renewable Energy Group, Inc.

416 S. Bell Avenue, P.O. Box 888

Ames, Iowa 50010

Attn: President

Facsimile: (515) 239-8029

with copy to:

Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.

115 E. Lincolnway, Suite 200

Jefferson, Iowa 50129-2149

Attn: John A. Gerken

Facsimile: (515) 386-8531

If to Owner:

Blackhawk Biofuels, LLC

210 W. Spring Street

Freeport, Illinois 61032

Attn: Chairman

Facsimile: (815) 235-4727

with copy to:

Lindquist & Vennum PLLP

4200 IDS Center

80 South 8th Street

Minneapolis, Minnesota 55402-2205

Attn: Dean R. Edstrom

Facsimile: (612) 371-3207

14. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the Parties (or their Affiliates, successors, assignees or subcontractors to the extent set forth herein).

15. Amendments; Waiver. The Parties may amend this Agreement only by a written agreement of the Parties. No provision of this Agreement may be waived, except as expressly provided herein or pursuant to a writing signed by the Party against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no “course of dealing” between the Parties, operates as a waiver or estoppel of any right, remedy or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion or against any other person.

16. Assignment. No Party may assign this Agreement, or assign or delegate any of its rights, interests, or obligations under this Agreement, voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner, without the prior written consent of the other Party, and any purported assignment or delegation without such consent will be void, provided, that Bunge may assign this Agreement to any of its Affiliates without Producer’s prior consent. Subject to the preceding sentences in this Section 16, this Agreement binds and benefits the Parties and their respective permitted successors and assigns. As used here, the term “Affiliate” means, with respect to a Party, any other entity controlling, controlled by or under common control with the Party, with “control” for such purpose meaning either the possession, directly or indirectly, of the power to designate fifty percent (50%) or more of the Board of Directors or Managers (or similar governing body) of the entity or the ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding voting securities or voting interests.

17. Subcontracting. In connection with Bunge providing the Services, Bunge may subcontract with or otherwise retain the services of Bunge’s Affiliates, and Producer and Owner hereby consent to such subcontracting activities for purposes of Section 16 hereof. Notwithstanding any such subcontracting by Bunge to its Affiliates, Bunge shall remain liable for performance under the terms of this Agreement.

18. Severability. If a court or arbitrator with proper jurisdiction determines that any provision of this Agreement is illegal, invalid, or unenforceable, the remaining provisions of this Agreement remain in full force. The Parties will negotiate in good faith to replace such illegal, invalid, or unenforceable provision with a legal, valid, and enforceable provision that carries out the Parties’ intentions to the greatest lawful extent under this Agreement.

19. Interpretation. Each Party has been represented by counsel during the negotiation of this Agreement and agrees that any ambiguity in this Agreement will not be construed against one of the Parties.

20. Further Assurances. Each Party will execute and cause to be delivered to the other Party such instruments and other documents, and will take such other actions, as the other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

21. Counterparts. This Agreement may be executed by the Parties by facsimile and in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

BUNGE NORTH AMERICA, INC.		REG MARKETING & LOGISTICS GROUP, LLC

By:	/s/ Eric Hakmiller	By:	/s/ Gary Haer
Name:	Eric Hakmiller	Name:	Gary Haer
Title:	V.P. Bunge Biofuels	Title:	Vice President Sales and Marketing

BLACKHAWK BIOFUELS, LLC

By:	/s/ Daniel Oh
Name:	Daniel Oh
Title:	President

EXHIBIT A

FEEDSTOCK SPECIFICATIONS

Definitions of Tallow and Grease Specifications

All analytical tests are to be performed in accordance with the American Oil Chemists’ Society (AOCS) methods.

TITRE:	The Titre determines the solidification point of fatty acids and is expressed in degrees centigrade (°C). For practical purposes the Titre can be considered as a measure of the hardness or softness of the material in question.

F.F.A.:	Means Free Fatty Acid. It is customarily reported in percentage of Oleic Acid.

FAC:	Stands for Fat Analysis Committee. This method determines the color of Fats and Oils by comparison with AOCS FAC color standards.

R&B Color:	Is the color after Refining and Bleaching and is expressed in terms of Red on a 5 1/4 inch cell or tube of AOCS methods.

M.E./K.:	Peroxide Value is expressed in Milli Equivalents per Kilo and is a measure of Fat Oxidation.

M.I.U.:	These common tests often grouped together and referred to as MIU content are:

(M) Moisture and Volatile Matter

(I) Insoluble Impurities

(U) Unsaponifiable Matter

All three are reported as percentages and serve to measure the amount of non-fatty matter present.

I.V.:	Stands for Iodine Value. The iodine value is a measure of the unsaturation of fats and oils and is expressed in terms of the number of centigrams of iodine absorbed per gram of sample. The iodine value of fat is another method of measuring the hardness or softness of fat.

Standard Grades Specifications, and Quality Tolerances for Tallows and Greases

Rule 7. The standard grades of tallows and greases as set forth below are the official American Fats and Oils Association export and domestic grades. The specifications therefore shall govern trading in tallow and greases under these rules unless the written contract specifically provides otherwise.

Grade		Specifications
		Titre	FFA	FAC	R&B	MIU
		min.	max.	max.	max.
1)	Edible Tallow	41.0	0.75	3	none	*
2)	Lard (Edible)	38.0	0.50	**	none	*
3)	Top White Tallow	41.0	2	5	0.5	1
4)	All Beef Packer Tallow	42.0	2	none	0.5	1
5)	Extra Fancy Tallow	41.0	3	5	none	1
6)	Fancy Tallow	40.5	4	7	none	1
7)	Bleachable Fancy Tallow	40.5	4	none	1.5	1
8)	Prime Tallow	40.5	6	13-11B	none	1
9)	Special Tallow	40.0	10	21	none	1
10)	No. 2 Tallow	40.0	35	none	none	2
11)	“A” Tallow	39.0	15	39	none	2
12)	Choice White Grease	36.0	4	13-11B	none	1
13)	Yellow Grease	***	****	39	none	2
14)	“Technical Tallow (inedible)” as Grade 1A	41.0	0.75	3	none	*

*	Moisture maximum 0.20%. Insoluble Impurities maximum 0.05%
**	Lovibond Color 5 1/4 inch cell – Max. 1.5 Red. Lard Peroxide Value 4.0 ME/K Max.
***	Titre minimum, when required, to be negotiated between buyer and seller on a contract by contract basis.
****	FFA Maximum, when required, to be negotiated between buyer and seller on a contract by contract basis.

Settlement for Deficiency of Specifications

Rule 8. Should any tender, other than a tender of Top White Tallow, or All Beef Packer Tallow, not meet contractual specifications, the following adjustments will be made, unless otherwise provided in the contract:

TITRE: The seller shall allow the buyer 0.2% of contract price for each 0.1°C. titre deficiency, fractions in proportion. The buyer may reject the tender when titre deficiency exceeds 0.5°C.

F.F.A.:

A)	Where a contract specifies an FFA maximum of less that 10%, the seller shall allow the buyer 2% of contract price for each 1% of excess FFA, fractions in proportion, however, the buyer may reject the tender if the FFA exceeds the contractual limit by more than 2.0% FFA.

B)	Where the contract specifies an FFA maximum of 10% or more, the seller shall allow the buyer 1% of contract price for each 1% of excess FFA, fractions in proportion, however, the buyer may reject the tender if the FFA exceeds the contractual limit by more than 5.0% FFA.

FAC Color: The seller shall allow the buyer 2% of contract price should the FAC color be one shade darker that the FAC color specified in the contract, however, if the FAC color is darker by 2 shades or more, the buyer may reject the tender.

R&B Color: The seller shall allow the buyer 2% of contract price for each excessive 0.5 Red, fractions in proportion, however, if the R&B Color exceeds the contractual limit by more than 0.5 Red, the buyer may reject the tender.

M.I.U.: The seller shall allow the buyer 1% of contract price for each 1% of excess M.I.U., fractions in proportion, however, the buyer may reject the tender should the MIU exceed 2% when the contractual limit is 1% and 4% when the contractual limit is 2%. No premium will be due to the seller for analytical results below the contractual limits.

Rule 9. Top White Tallow and All Beef Packer Tallow—Should any tender be deficient in contractual quality specifications, settlement shall be made in accordance with provisions set forth in Rule 8, however, the tender may be rejected if the titre deficiency exceeds 0.5°C from contract specifications; or if the FFA exceeds 2.5%; or if the R&B color exceeds 0.6 Red; or if the total M.I.U. exceeds 1%.

Rule 10. Edible Tallow and Lard (Edible) – Should any tender be deficient in contractual quality specifications, settlement shall be made in accordance with provisions set forth in Rule 8, however, the tender may be rejected if:

Edible Tallow

Titre deficiency exceeds 0.5°C, or

FFA exceeds 1%, or

FAC color exceeds 3, or

Insoluble impurities exceed 0.10%, or

Moisture exceeds 0.20%

Lard (Edible)

Titre deficiency exceeds 0.5°C, or

FFA exceeds 0.5%, or

Lovibond color exceeds 1.5 Red, or

Peroxide Value exceeds 4.0 ME/K or

Insoluble impurities exceed 0.05%, or

Moisture exceeds 0.20%.

Rule 11. No claim for deficiency in specifications or weights need be recognized unless made within thirty (30) days after the date of the applicable survey report on initial claims, and if the transaction is part of a chain, within fifteen (15) days after receipt of the survey report by each subsequent buyer. All uncontested claims shall be paid or settled within thirty (30) days of the receipt of the claim by the original shipper, and of the transaction is part of a chain, within fifteen (15) days of the receipt of a claim by an intermediate shipper or buyer.

Rule 12. When animal tallow and grease tendered are rejectable in accordance with these rules, the buyer, at his option, may reject the material or may accept the material at an allowance to be agreed upon, or, if not agreed upon, then as may be fixed by arbitration as provided in these rules.

EXHIBIT B

FORM OF SALES CONFIRMATION

SALES CONFIRMATION

Date:

Bunge North America, Inc. “Bunge”

11720 Borman Drive

St. Louis, Missouri 63146

REG Marketing & Logistics Group, LLC “Producer”

416 S. Bell Avenue, P.O. Box 888

Ames, Iowa 50010

The following confirms the sale of Feedstock from Bunge to Producer in accordance with Section 2.3 of that certain Feedstock Purchase and Sale Agreement between Bunge and Producer dated as of              (the “FPSA”). Bunge hereby agrees to sell, and Producer hereby agrees to purchase, in the amounts and on the terms and conditions hereinafter set forth, the following:

QUANTITY	GRADE AND COMMODITY

PRICE	UNDERLYING CONTRACT

SHIPMENT PERIOD

This Confirmation is subject to the FPSA WHICH CONTAINS IMPORTANT RISK ALLOCATION AND OTHER PROVISIONS AND SHOULD BE REVIEWED CAREFULLY.

ADDITIONAL TERMS:

PRODUCER:	BUNGE:

BY:	BY:

Dated: